Exhibit 99.2

TABLE OF CONTENTS

1 EARNINGS RELEASE ..... i – vii

2 FINANCIAL SUMMARY
- Condensed Consolidated Balance Sheets 1
- Condensed Consolidated Statements of Operations 2
- Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
- Supplemental Financial Statement Detail 4
- Same Store Net Operating Income 5
- Capitalization 6
- Covenants 7
- Consolidated Debt Summary 8
- Summary of Indebtedness 9

3 TRANSACTION SUMMARY
- Development Projects 10-12
- Acquisitions and Dispositions 13

4 PORTFOLIO SUMMARY
- Retail Market Summary 14
- Retail Operating Portfolio Occupancy 15
- Top Retail Tenants 16
- Retail Leasing Activity Summary 17
- Retail Lease Expirations 18

5 OTHER INFORMATION
- Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – July 31, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2018.
FINANCIAL RESULTS
For the quarter ended June 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $10.9 million, or $0.05 per diluted share, compared to $112.4 million, or $0.48 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $55.0 million, or $0.25 per diluted share, compared to $60.7 million, or $0.26 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $55.1 million, or $0.25 per diluted share, compared to $62.9 million, or $0.27 per diluted share, for the same period in 2017.

For the six months ended June 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $52.7 million, or $0.24 per diluted share, compared to $100.9 million, or $0.43 per diluted share, for the same period in 2017;

▪	FFO attributable to common shareholders of $110.0 million, or $0.50 per diluted share, compared to $61.2 million, or $0.26 per diluted share, for the same period in 2017; and

▪	Operating FFO attributable to common shareholders of $110.8 million, or $0.51 per diluted share, compared to $129.8 million, or $0.55 per diluted share, for the same period in 2017.
The Company completed its portfolio transformation during the six months ended June 30, 2018. The Company owned 132 retail operating properties and one office property as of June 30, 2017, which decreased to 105 retail operating properties as of June 30, 2018. Gain on sales of investment properties was a significant driver of net income attributable to common shareholders for the three and six months ended June 30, 2017, contributing approximately $116.6 million, or $0.50 per diluted share, and $157.8 million, or $0.67 per diluted share, respectively, compared to no gain on sales of investment properties and $34.5 million, or $0.16 per diluted share, for the three and six months ended June 30, 2018, respectively.
OPERATING RESULTS
For the quarter ended June 30, 2018, the Company’s portfolio results were as follows:

▪	1.1% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 93.6% at June 30, 2018, down 80 basis points from 94.4% at both March 31, 2018 and June 30, 2017. Toys “R” Us move-outs accounted for 105 basis points of deterioration;

▪	Retail portfolio percent leased, including leases signed but not commenced: 93.5% at June 30, 2018, down 80 basis points from 94.3% at March 31, 2018 and down 20 basis

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

points from 93.7% at June 30, 2017. Toys “R” Us move-outs accounted for 105 basis points of deterioration;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.29 at June 30, 2018, up 7.2% from $18.00 ABR per occupied square foot at June 30, 2017;

▪	689,000 square feet of retail leasing transactions comprised of 128 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 4.4% on new leases and 5.1% on renewal leases for a blended re-leasing spread of 5.0%. Excluding the impact from one lease that backfilled a portion of a former Gander Mountain space, blended comparable cash re-leasing spreads were 5.5%, including 9.4% on new leases.

For the six months ended June 30, 2018, the Company’s portfolio results were as follows:

▪	1.3% increase in same store NOI over the comparable period in 2017;

▪	1,326,000 square feet of retail leasing transactions comprised of 225 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 10.2% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 5.7%.
“At the midpoint in our year of internal focus, we continue to execute on all cylinders across the business,” stated Steve Grimes, chief executive officer. “Our leasing velocity continues and reflects the team’s dedication to driving meaningful growth across the portfolio. With the signing of the development joint venture agreement at One Loudoun Downtown, we are on track with our plans to further enhance this trophy asset and create additional long-term shareholder value through its expansion.”
INVESTMENT ACTIVITY
Dispositions
To date in 2018, the Company has completed property dispositions totaling $193.0 million and the sale of development air rights for $12.0 million. During the quarter, the Company completed the sales of one single-user retail asset for $1.6 million and its one remaining office complex, Schaumburg Towers, for a purchase price of $86.6 million.
In addition, the Company is under contract to sell land and the rights to develop 30 residential units at One Loudoun Downtown for $6.8 million. Subsequent to quarter end, the first phase of this transaction closed for a gross sales price of $1.8 million, which included the rights to develop eight residential units. The remaining two phases are expected to close by early 2019, subject to satisfaction of customary closing conditions.
One Loudoun Downtown Expansion – Joint Venture
Subsequent to quarter end, the Company entered into a development joint venture agreement for the expansion of pads G and H at One Loudoun Downtown. The project encompasses the construction of 378 residential units and up to 80,000 square feet of commercial space. The joint venture facilitates the construction and management of the residential units and construction of a portion of the commercial space, which will be delivered to the Company once complete.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.93%, a weighted average maturity of 5.3 years and a net debt to adjusted EBITDAre ratio of 5.3x.
During the quarter, as previously announced, the Company closed on a $1.1 billion amended and restated unsecured credit facility (2018 Unsecured Credit Facility). The 2018 Unsecured Credit Facility was amended and restated as follows:

$850 Million Unsecured Revolving Line of Credit

▪	Increased the capacity on the existing unsecured revolver by $100 million to $850 million;

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 105 basis points, a 30 basis point improvement from the previous rate;

▪	Extended the maturity date to April 22, 2022 from January 5, 2020; and

▪	Retained two six-month extension options.
$250 Million Unsecured Term Loan Due 2021

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 120 basis points, a 10 basis point improvement from the previous rate; and

▪	Retained the maturity date of January 5, 2021.
$100 Million Unsecured Term Loan Due 2018

▪	Repaid the remaining $100 million unsecured term loan that was scheduled to mature on May 11, 2018.
In recognition of the completion of the Company’s portfolio transformation and its improved portfolio quality, the capitalization rate used to calculate certain financial covenants under the 2018 Unsecured Credit Facility was set at 6.50%, a 25 basis point improvement from the previous rate.
GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.33 to $0.35 per diluted share in 2018. The Company is revising its 2018 Operating FFO attributable to common shareholders guidance range to $1.00 to $1.02 per diluted share from $0.98 to $1.02 per diluted share, an increase of $0.01 at the midpoint of the range, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%, a decrease of 25 basis points at the midpoint of the range;

▪	Acquisitions of $25 to $75 million, including repurchases of common stock, a decrease of $50 million at the midpoint of the range;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $42 million, excluding the impact on earnings from executive separation, a reduction of $0.5 million at the midpoint of the range.
The following table reconciles the Company’s previous 2018 Operating FFO guidance range to the Company’s updated 2018 Operating FFO guidance range:

	Low	High
Previous 2018 Operating FFO per common share outstanding – diluted	$0.98	$1.02

2018 net retail investment activity(1)	—	(0.01)
Non-cash items(2)	0.015	0.015
Lease termination fee income, net(3)	(0.005)	(0.005)
Other(4)	0.01	—
Updated 2018 Operating FFO per common share outstanding – diluted	$1.00	$1.02

(1)	Reflects the expected relative timing of acquisitions and dispositions during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

(3)
Lease termination fee income, net includes lease termination fee income and lease termination fee expense. The Company has not forecasted speculative lease termination fee income for the remainder of 2018

(4)
Other includes (i) same store NOI growth, (ii) income from redevelopment assets, (iii) interest expense, excluding the impact on earnings from the early extinguishment of debt and (iv) general and administrative expenses, excluding the impact on earnings from executive separation

DIVIDEND
On July 25, 2018, the Company declared the third quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 10, 2018 to Class A common shareholders of record on September 25, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 1, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on August 1, 2018 until midnight (ET) on August 15, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13680800.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2018, the Company owned 105 retail operating properties in the United States representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and six months ended June 30, 2018 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and six months ended June 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of

v

unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Julie Swinehart
Executive Vice President, Chief Financial Officer and Treasurer
Retail Properties of America, Inc.
(630) 634-4225

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.33	$0.35
Depreciation and amortization of depreciable real estate	0.79	0.79
Provision for impairment of investment properties	0.01	0.01
Gain on sales of depreciable investment properties	(0.15)	(0.15)
FFO attributable to common shareholders	$0.98	$1.00

Impact on earnings from the early extinguishment of debt	0.03	0.03
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.02

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,041,593	$1,066,705
Building and other improvements	3,570,680	3,686,200
Developments in progress	21,300	33,022
	4,633,573	4,785,927
Less accumulated depreciation	(1,246,096)	(1,215,990)
Net investment properties	3,387,477	3,569,937

Cash and cash equivalents	29,125	25,185
Accounts and notes receivable (net of allowances of $7,211 and $6,567, respectively)	71,745	71,678
Acquired lease intangible assets, net	109,054	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	73,990	125,171
Total assets	$3,671,391	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $900 and $1,024, respectively, unamortized discount of $(558) and $(579), respectively, and unamortized capitalized loan fees of $(495) and $(615), respectively)	$274,267	$287,068
Unsecured notes payable, net (includes unamortized discount of $(793) and $(853), respectively, and unamortized capitalized loan fees of $(3,152) and $(3,399), respectively)	696,055	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,417) and $(2,730), respectively)	447,583	547,270
Unsecured revolving line of credit	126,000	216,000
Accounts payable and accrued expenses	62,168	82,698
Distributions payable	36,363	36,311
Acquired lease intangible liabilities, net	91,053	97,971
Other liabilities	66,313	69,498
Total liabilities	1,799,802	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,550 and 219,237 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	219	219
Additional paid-in capital	4,576,752	4,574,428
Accumulated distributions in excess of earnings	(2,710,081)	(2,690,021)
Accumulated other comprehensive income	4,699	1,074
Total equity	1,871,589	1,885,700
Total liabilities and equity	$3,671,391	$3,918,264

2nd Quarter 2018 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Rental income	$92,646	$106,017	$187,101	$215,991
Tenant recovery income	25,183	29,524	53,273	60,310
Other property income	1,335	1,798	3,632	4,731
Total revenues	119,164	137,339	244,006	281,032

Expenses
Operating expenses	19,384	21,004	39,639	42,868
Real estate taxes	17,701	21,487	38,169	43,366
Depreciation and amortization	43,710	52,325	88,938	105,799
Provision for impairment of investment properties	724	13,034	1,316	13,034
General and administrative expenses	10,274	10,370	22,769	21,583
Total expenses	91,793	118,220	190,831	226,650

Operating income	27,371	19,119	53,175	54,382

Interest expense	(16,817)	(21,435)	(35,582)	(106,967)
Other income, net	328	451	550	456
Income (loss) from continuing operations	10,882	(1,865)	18,143	(52,129)
Gain on sales of investment properties	—	116,628	34,519	157,792
Net income	10,882	114,763	52,662	105,663
Preferred stock dividends	—	(2,363)	—	(4,725)
Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.05	$0.48	$0.24	$0.43

Weighted average number of common shares outstanding – basic	218,982	234,243	218,915	235,269

Weighted average number of common shares outstanding – diluted	219,410	234,818	219,406	235,842

2nd Quarter 2018 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938
Depreciation and amortization of depreciable real estate	43,415	51,911	88,365	104,990
Provision for impairment of investment properties	724	13,034	1,316	13,034
Gain on sales of depreciable investment properties	—	(116,628)	(32,340)	(157,792)
FFO attributable to common shareholders	$55,021	$60,717	$110,003	$61,170

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.26	$0.50	$0.26

FFO attributable to common shareholders	$55,021	$60,717	$110,003	$61,170
Impact on earnings from the early extinguishment of debt, net	24	2,312	1,052	68,669
Provision for hedge ineffectiveness	—	5	—	11
Gain on sale of non-depreciable investment property	—	—	(2,179)	—
Impact on earnings from executive separation (b)	—	—	1,737	—
Other (c)	16	(149)	223	(19)
Operating FFO attributable to common shareholders	$55,061	$62,885	$110,836	$129,831

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.27	$0.51	$0.55

Weighted average number of common shares outstanding – diluted	219,410	234,818	219,406	235,842
Dividends declared per common share	$0.165625	$0.165625	$0.33125	$0.33125

Additional Information (d)
Lease-related expenditures (e)
Same store	$7,490	$8,150	$12,987	$13,702
Other investment properties (f)	$6,093	$10,021	$8,050	$11,358

Capital expenditures (g)
Same store	$7,855	$6,446	$12,093	$12,503
Other investment properties	$1,336	$2,185	$3,483	$3,823

Straight-line rental income, net	$1,401	$919	$3,880	$1,260
Amortization of above and below market lease intangibles and lease inducements	$2,108	$290	$2,721	$698
Non-cash ground rent expense (h)	$439	$537	$965	$1,083

Adjusted EBITDAre (a)	$72,133	$84,929	$145,716	$173,671

(a)	Refer to pages 19 – 20 for definitions of FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)	Reflected as an increase to "General and administrative expenses" in the condensed consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the three and six months ended June 30, 2018 consists of 102 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Expenditures are primarily associated with Schaumburg Towers, which was sold on May 31, 2018.

(g)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

2nd Quarter 2018 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	June 30, 2018	December 31, 2017
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,899 and $5,618, respectively)	$25,692	$25,605
Straight-line receivables (net of allowances of $1,312 and $949, respectively)	46,053	46,073
Total	$71,745	$71,678

Other Assets, Net
Deferred costs, net	$32,352	$32,146
Restricted cash – 1031 Exchanges (a)	—	54,087
Restricted cash – other (b)	9,896	7,063
Fair value of derivatives	4,699	1,086
Other assets, net	27,043	30,789
Total	$73,990	$125,171

Other Liabilities
Unearned income	$15,282	$14,976
Straight-line ground rent liability	29,871	32,513
Other liabilities	21,160	22,009
Total	$66,313	$69,498

Developments in Progress
Active developments/redevelopments (c)	$21,300	$33,022

Supplemental Statements of Operations Detail
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Rental Income
Base rent	$88,344	$103,843	$178,285	$210,860
Percentage and specialty rent	793	965	2,215	3,173
Straight-line rent	1,401	919	3,880	1,260
Amortization of above and below market lease intangibles and lease inducements	2,108	290	2,721	698
Total	$92,646	$106,017	$187,101	$215,991

Other Property Income
Lease termination income	$208	$510	$1,227	$2,122
Other property income	1,127	1,288	2,405	2,609
Total	$1,335	$1,798	$3,632	$4,731

Operating Expense Supplemental Information
Bad debt expense, net	$338	$(41)	$850	$822
Non-cash ground rent expense (d)	$439	$537	$965	$1,083
Lease termination fee expense	$1,900	$—	$1,900	$—

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,596	$1,756	$3,729	$3,549

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$589	$400	$1,170	$878
Capitalized internal leasing incentives	$133	$92	$170	$189
Capitalized interest	$77	$88	$250	$166

(a)	Represents disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(b)	Consists of lenders' escrows and funds restricted through lender or other agreements.

(c)	Represents the active redevelopments at Reisterstown Road Plaza and Circle East, formerly known as Towson Circle. See page 10 for further details.

(d)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

2nd Quarter 2018 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of June 30, 2018
	2018	2017	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	92.1%	93.1%	(1.0)%

Percent leased (b)	93.6%	94.4%	(0.8)%

Same Store NOI (c)
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change

Base rent	$82,405	$81,656		$164,539	$162,913
Percentage and specialty rent	725	558		1,820	1,965
Tenant recovery income	23,946	23,629		50,095	48,090
Other property operating income (d)	1,101	949		2,230	1,896
	108,177	106,792		218,684	214,864

Property operating expenses (e)	14,747	14,880		30,074	30,084
Bad debt expense, net	258	(140)		756	516
Real estate taxes	16,923	16,627		34,883	33,250
	31,928	31,367		65,713	63,850

Same Store NOI (c)	$76,249	$75,425	1.1%	$152,971	$151,014	1.3%

(a)
For the three and six months ended June 30, 2018, the Company's same store portfolio consists of 102 retail operating properties and excludes (i) properties acquired or placed in service and stabilized during 2017 and 2018, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, and (v) investment properties sold or classified as held for sale during 2017 and 2018, including Schaumburg Towers.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash).

2nd Quarter 2018 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	June 30, 2018	December 31, 2017
Equity Capitalization
Common stock shares outstanding (a)	219,550	219,237
Common stock share price	$12.78	$13.44
Total equity capitalization	$2,805,849	$2,946,545

Debt Capitalization
Mortgages payable (b)	$274,420	$287,238
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	450,000	550,000
Unsecured revolving line of credit	126,000	216,000
Total debt capitalization	$1,550,420	$1,753,238

Total capitalization at end of period	$4,356,269	$4,699,783

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	June 30, 2018	December 31, 2017

Total notional debt	$1,550,420	$1,753,238
Less: consolidated cash and cash equivalents	(29,125)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,521,295	$1,673,966
Annualized Adjusted EBITDAre	$288,532	$302,332
Net Debt to Adjusted EBITDAre (f)	5.3x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $900 and $1,024, discount of $(558) and $(579), and capitalized loan fees of $(495) and $(615), net of accumulated amortization, as of June 30, 2018 and December 31, 2017, respectively.

(c)
Unsecured notes payable excludes discount of $(793) and $(853) and capitalized loan fees of $(3,152) and $(3,399), net of accumulated amortization, as of June 30, 2018 and December 31, 2017, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,417) and $(2,730), net of accumulated amortization, as of June 30, 2018 and December 31, 2017, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

2nd Quarter 2018 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)

		Covenant		June 30, 2018

Leverage ratio (b)		< 60.0%	(b)	31.1%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	5.5%

Fixed charge coverage ratio (c)		> 1.50x		3.5x

Interest coverage ratio (d)		> 1.50x		4.1x

Unencumbered leverage ratio (b)		< 60.0%	(b)	29.6%

Unencumbered interest coverage ratio		> 1.75x		5.1x

Notes Due 2025 (e)
	Covenant	June 30, 2018

Leverage ratio (f)	< 60.0%	32.0%

Secured leverage ratio (f)	< 40.0%	5.7%

Debt service coverage ratio (g)	> 1.50x	4.6x

Unencumbered assets to unsecured debt ratio	> 150%	332%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016 and the First Amendment to the Term Loan Agreement which will be filed on August 1, 2018 as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

2nd Quarter 2018 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of June 30, 2018
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$274,420	5.00%	4.6 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	3.0 years
Senior notes – 4.58% due 2024	150,000	4.58%	6.0 years
Senior notes – 4.00% due 2025	250,000	4.00%	6.7 years
Senior notes – 4.08% due 2026	100,000	4.08%	8.3 years
Senior notes – 4.24% due 2028	100,000	4.24%	10.5 years
Total unsecured notes payable (b)	700,000	4.19%	6.8 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	3.20%	2.5 years
Revolving line of credit – variable rate	126,000	3.14%	3.8 years
Total unsecured credit facility (b)	376,000	3.18%	3.0 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	2.96%	5.4 years

Total consolidated indebtedness	$1,550,420	3.93%	5.3 years

Consolidated Debt Maturity Schedule as of June 30, 2018

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2018	$2,098	5.09%	$—	—	$2,098	0.1%	5.09%
2019	25,257	7.29%	—	—	25,257	1.6%	7.29%
2020	3,923	4.62%	—	—	3,923	0.3%	4.62%
2021	372,820	3.56%	—	—	372,820	24.0%	3.56%
2022	157,216	5.00%	126,000	3.14%	283,216	18.3%	4.17%
2023	231,758	3.12%	—	—	231,758	15.0%	3.12%
2024	151,737	4.57%	—	—	151,737	9.8%	4.57%
2025	251,809	4.00%	—	—	251,809	16.2%	4.00%
2026	101,884	4.08%	—	—	101,884	6.6%	4.08%
2027	21,409	4.46%	—	—	21,409	1.4%	4.46%
Thereafter	104,509	4.22%	—	—	104,509	6.7%	4.22%
Total	$1,424,420	4.00%	$126,000	3.14%	$1,550,420	100.0%	3.93%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of June 30, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.15%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $900, discount of $(558) and capitalized loan fees of $(495), net of accumulated amortization, as of June 30, 2018. Unsecured notes payable excludes discount of $(793) and capitalized loan fees of $(3,152), net of accumulated amortization, as of June 30, 2018. Term loans exclude capitalized loan fees of $(2,417), net of accumulated amortization, as of June 30, 2018. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of June 30, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of June 30, 2018.

(e)	Represents interest rates as of June 30, 2018.

2nd Quarter 2018 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of June 30, 2018
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 6/30/2018
Consolidated Indebtedness
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	$7,327
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,236
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	2,987
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,240
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	730
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	33,807
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	45,688
Gateway Village	01/01/23	4.14%		Fixed	Secured	33,882
Northgate North	06/01/27	4.50%		Fixed	Secured	25,599
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	14,148
Mortgages payable (b)						274,420

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan due 2021	01/05/21	3.20%	(c)	Fixed	Unsecured	250,000
Revolving line of credit	04/22/22	3.14%		Variable	Unsecured	126,000
Unsecured credit facility (b)						376,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	10/11/23	3.93%				$1,550,420

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of June 30, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.15%.

(b)
Mortgages payable excludes mortgage premium of $900, discount of $(558) and capitalized loan fees of $(495), net of accumulated amortization, as of June 30, 2018. Unsecured notes payable excludes discount of $(793) and capitalized loan fees of $(3,152), net of accumulated amortization, as of June 30, 2018. Term loans exclude capitalized loan fees of $(2,417), net of accumulated amortization, as of June 30, 2018.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of June 30, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of June 30, 2018.

2nd Quarter 2018 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of June 30, 2018
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date		Incremental Gross Leasable Area (GLA)	Completion/Targeted Completion (c)	Targeted Stabilization (d)	Projected Incremental Return on Cost (e)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$9,500-$10,500	$8,690		(60,300)	Q4 2017	Q4 2018	10.5%-11.0%	Reconfigured existing space and completed a facade renovation; redevelopment GLA of approximately 40,500 sq. ft. is 100% leased and 75% occupied as of June 30, 2018
Circle East (f) (f/k/a Towson Circle)	Baltimore	(f)	$33,000-$35,000	$7,180	(g)	(40,000)	Q4 2019	Q4 2020	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned residential units above

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Near-Term Redevelopment, Expansions and Pad Development Pipeline
Carillon (f/k/a Boulevard at the Capital Centre)	Washington, D.C.	No	2018
Phased redevelopment with the University of Maryland Capital Region Medical Center, which broke ground in November 2017. In addition to the Medical Center, the project could include up to 3,000,000 sq. ft. of retail, residential, hospitality and medical office use. Phase I targeted commencement 2018

Downtown Crown	Washington, D.C.	Yes	2019	Vacant pad development to include 3,500–36,000 sq. ft. of commercial GLA. Targeted commencement 2019
Main Street Promenade	Chicago	No	2019	Vacant pad development to include approximately 62,000 sq. ft. of mixed-use GLA. Targeted commencement 2019
One Loudoun Downtown (Pad G & H)	Washington, D.C.	Yes	2019	Vacant pad development to include 70,000–80,000 sq. ft. of commercial GLA and 378 residential units. See site plan on page 12. Targeted commencement 2019
One Loudoun Downtown (Pad T)	Washington, D.C.	Yes	2020	Vacant pad development to include 10,000–25,000 sq. ft. of commercial GLA. See site plan on p. 12

Redevelopment Opportunities
Merrifield Town Center II	Washington, D.C.	Yes	TBD	Mixed-use redevelopment with increased density and site optimization
Tysons Corner	Washington, D.C.	Yes	TBD	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project.

(b)
Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and contributions from project partners, as applicable.

(c)
Targeted completion represents the projected date of completion of major construction activity of the redevelopment's base building. Generally, targeted completion is expected to occur prior to the redevelopment being considered substantially complete and ready for its intended use due to expected timing of the completion of tenant improvements.

(d)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(e)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(f)
Circle East is the rebranded combined retail and entertainment destination of the Company's existing operating property Towson Square (which is included in the Company's same store portfolio) and the redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(g)	Net costs inception to date are net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop residential units.
The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

2nd Quarter 2018 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of June 30, 2018 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Commercial Square Feet	Residential Unit Rights Under Contract for Sale

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown (b)	Washington, D.C.	Yes	77,000 - 136,000	30
Plaza del Lago	Chicago	No (c)	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Reisterstown Road Plaza	Baltimore	No (d)	8,000 - 12,000
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of June 30, 2018.

(b)
One Loudoun Downtown includes (i) the near-term pad developments of Pads G, H and T, which have been identified for development of up to 105,000 sq. ft. of commercial GLA and 378 residential units and (ii) three vacant parcels that have been identified as future development opportunities of up to 136,000 sq. ft. of commercial GLA. In addition, as of June 30, 2018, the property is under contract for the phased sale of a land parcel with rights to develop 30 residential units. The first phase of the land parcel sale and rights to develop eight residential units closed on July 9, 2018. See site plan on page 12.

(c)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of June 30, 2018.

(d)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of June 30, 2018.

Property Name	MSA	Included in Same store portfolio (e)	Total Estimated Net Costs (f)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (f)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,470	$2,470	32,500	Q2 2017	14.7%	32,500 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,956	$3,956	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$1,900	4,500	Q3 2017	7.3%	4,500 sq. ft. pad development

(e)	See footnote (a) above regarding the Company's same store portfolio.

(f)	See footnotes (b) and (e) on page 10 regarding total estimated net costs and projected incremental return on cost, respectively.

2nd Quarter 2018 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of June 30, 2018 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
70,000–80,000 SQ. FT.
378 residential units

PAD T
10,000–25,000 SQ. FT.

UNDER CONTRACT FOR SALE

FUTURE PHASES
77,000–136,000 SQ. FT.

EXISTING MULTI-TENANT
RETAIL 328,000 SQ. FT.
OFFICE 135,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
30 Residential Units
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
PARKING GARAGE
438 Spaces
Pad H
Pad T
FUTURE PHASE

2nd Quarter 2018 Supplemental Information	12

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Six Months Ended June 30, 2018
(amounts in thousands, except square footage amounts)

Acquisitions
The Company did not acquire any properties during the six months ended June 30, 2018.
Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Crown Theater	January 19, 2018	Single-user retail	74,200	$6,900	$—	$—
Cranberry Square	February 15, 2018	Multi-tenant retail	195,200	23,500	—	—
Rite Aid Store (Eckerd) – Crossville, TN	March 7, 2018	Single-user retail	13,800	1,800	—	—
Home Depot Plaza	March 20, 2018	Multi-tenant retail	135,600	16,250	10,750	974
Governor's Marketplace	March 21, 2018	Multi-tenant retail	243,100	23,500	—	—
Stony Creek I & Stony Creek II (a)	March 28, 2018	Multi-tenant retail	204,800	32,800	—	—
CVS Pharmacy – Lawton, OK	April 19, 2018	Single-user retail	10,900	1,600	—	—
Schaumburg Towers	May 31, 2018	Office	895,400	86,600	—	—

Total 2018 dispositions (through June 30, 2018)			1,773,000	$192,950	$10,750	$974

(a)	The terms of the disposition of Stony Creek I and Stony Creek II were negotiated as a single transaction.

Development Transaction

Property Name	Transaction Date	Transaction	Consideration

Circle East – redevelopment portion	March 7, 2018	Sale of air rights	$11,970

	Total 2018 development transaction (through June 30, 2018)		$11,970

Subsequent to June 30, 2018, the Company completed the following development transaction:

Property Name	Transaction Date	Transaction	Consideration

One Loudoun Downtown	July 9, 2018	Sale of land parcel and development rights (b)	$1,800

	Subsequent development transaction		$1,800

(b)
As of June 30, 2018, the Company is under contract to sell land and the rights to develop 30 residential units at One Loudoun Downtown for $6,800. Subsequent to quarter end, the first phase of this transaction closed for a gross sales price of $1,800, which included the rights to develop eight residential units. The remaining two phases consisting of 22 residential units are expected to close by early 2019.

2nd Quarter 2018 Supplemental Information	13

Retail Properties of America, Inc.
Retail Market Summary as of June 30, 2018
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$82,147	24.4%	$22.33	3,938	20.6%	93.4%	94.0%
New York	9	35,447	10.5%	28.49	1,292	6.8%	96.3%	96.8%
Washington, D.C.	8	34,746	10.3%	27.48	1,384	7.2%	91.4%	95.2%
Chicago	8	28,884	8.6%	23.28	1,358	7.1%	91.4%	92.8%
Seattle	8	21,156	6.3%	15.59	1,477	7.7%	91.9%	92.7%
Atlanta	9	18,603	5.5%	13.70	1,513	7.9%	89.7%	92.3%
Houston	9	15,167	4.5%	14.69	1,141	6.0%	90.5%	92.7%
Baltimore	4	13,365	4.0%	17.28	865	4.5%	89.4%	90.1%
San Antonio	3	12,558	3.7%	17.55	721	3.8%	99.2%	100.0%
Phoenix	3	10,051	3.0%	17.48	632	3.3%	91.0%	93.4%
Los Angeles	1	5,284	1.6%	28.24	255	1.3%	73.4%	73.4%
Riverside	1	4,607	1.4%	15.76	292	1.5%	100.0%	100.0%
St. Louis	1	4,110	1.2%	9.62	453	2.4%	94.3%	94.3%
Charlotte	1	2,885	0.9%	13.76	320	1.7%	65.6%	75.3%
Tampa	1	2,379	0.7%	19.52	126	0.7%	97.0%	97.0%
Subtotal	85	291,389	86.6%	20.13	15,767	82.5%	91.8%	93.3%

Non-Top 25 MSAs by State
Texas	7	13,630	4.0%	14.30	1,002	5.2%	95.2%	95.3%
Massachusetts	2	6,884	2.0%	11.61	643	3.4%	92.2%	92.2%
Michigan	1	6,757	2.0%	23.56	332	1.8%	86.4%	87.8%
Virginia	1	4,916	1.5%	17.95	308	1.6%	89.0%	89.7%
Washington	1	4,110	1.2%	12.82	378	2.0%	84.8%	96.9%
Tennessee	2	3,965	1.2%	11.37	364	1.9%	95.7%	96.6%
Maryland	1	2,188	0.7%	20.60	113	0.6%	94.1%	94.1%
South Carolina	1	1,832	0.5%	13.33	141	0.7%	97.2%	97.2%
Connecticut	1	954	0.3%	16.39	58	0.3%	100.0%	100.0%
Subtotal	17	45,236	13.4%	14.69	3,339	17.5%	92.2%	93.9%

Total Multi-Tenant Retail	102	336,625	100.0%	19.18	19,106	100.0%	91.9%	93.4%

Single-User Retail	3	8,950		25.19	356		100.0%	100.0%

Total Retail Operating Portfolio (b)	105	$345,575		$19.29	19,462		92.0%	93.5%

(a)
Excludes $11,282 of multi-tenant retail ABR and 1,123 square feet of multi-tenant retail GLA attributable to (i) Reisterstown Road Plaza, which is in active redevelopment, (ii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment and (iii) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, which are located in the Washington, D.C. and Baltimore MSAs. Including these amounts, 87.0% of the Company's multi-tenant retail ABR and 83.5% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)	Excludes 15 residential units.

2nd Quarter 2018 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of June 30, 2018
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	85		17		102		3		105
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,213	93.8%	1,642	95.0%	8,855	94.0%	356	100.0%	9,211	94.2%	95.2%
10,000-24,999 sq ft	3,080	90.8%	611	96.0%	3,691	91.7%	—	—%	3,691	91.7%	94.7%
Anchor	10,293	92.9%	2,253	95.2%	12,546	93.3%	356	100.0%	12,902	93.5%	95.0%

5,000-9,999 sq ft	2,200	93.1%	382	92.6%	2,582	93.0%	—	—	2,582	93.0%	94.0%
0-4,999 sq ft	3,274	87.6%	704	82.2%	3,978	86.6%	—	—	3,978	86.6%	88.4%
Non-Anchor	5,474	89.8%	1,086	85.9%	6,560	89.1%	—	—	6,560	89.1%	90.6%

Total	15,767	91.8%	3,339	92.2%	19,106	91.9%	356	100.0%	19,462	92.0%	93.5%

2nd Quarter 2018 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of June 30, 2018
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of June 30, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	13	$9,162	2.7%	$17.06	537	3.0%

Regal Entertainment Group	Edwards Cinema	2	6,968	2.0%	31.82	219	1.2%

Ross Stores, Inc.	Ross Dress for Less	20	6,898	2.0%	11.81	584	3.3%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	18	6,780	2.0%	14.13	480	2.7%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	22	6,671	1.9%	10.62	628	3.5%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	9	6,649	1.9%	13.68	486	2.7%

PetSmart, Inc.		18	5,816	1.7%	16.20	359	2.0%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	17	4,969	1.4%	12.97	383	2.1%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	40	4,727	1.4%	22.62	209	1.2%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	22	4,676	1.4%	18.41	254	1.4%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.4%

Ahold U.S.A. Inc.	Stop & Shop	3	4,326	1.2%	23.64	183	1.0%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.4%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.1%	10.42	349	1.9%

Mattress Firm Holding Corp.	Mattress Firm, Sleepy's, Sleep Experts	24	3,462	1.0%	28.38	122	0.7%

Office Depot, Inc.	Office Depot, OfficeMax	11	3,417	1.0%	13.83	247	1.4%

Barnes & Noble, Inc.		7	3,415	1.0%	19.85	172	1.0%

Party City Holdings Inc.		16	3,341	1.0%	14.16	236	1.3%

Pier 1 Imports, Inc.		16	3,172	0.9%	19.70	161	0.9%

Petco Animal Supplies, Inc.		13	3,051	0.9%	16.95	180	1.0%
Total Top Retail Tenants		284	$99,741	28.9%	$15.01	6,644	37.1%

2nd Quarter 2018 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of June 30, 2018 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q2 2018	128	689	$21.43	$20.41	5.0%	5.4	$8.46
Q1 2018	97	637	$22.22	$20.88	6.4%	4.7	$11.82
Q4 2017	126	665	$24.15	$20.77	16.3%	7.0	$29.78
Q3 2017	123	787	$17.52	$16.42	6.7%	5.5	$8.27
Total – 12 months	474	2,778	$21.03	$19.41	8.3%	5.7	$14.28

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2018	91	527	$21.69	$20.64	5.1%	4.6	$0.60
Q1 2018	80	523	$21.86	$20.71	5.6%	4.2	$2.41
Q4 2017	73	311	$22.38	$21.30	5.1%	4.7	$1.39
Q3 2017	84	623	$17.06	$16.03	6.4%	5.1	$1.96
Total – 12 months	328	1,984	$20.39	$19.32	5.5%	4.6	$1.63

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2018	13	74	$19.60	$18.77	4.4%	7.3	$27.83
Q1 2018	5	14	$35.28	$26.90	31.2%	8.8	$58.08
Q4 2017	25	176	$27.26	$19.84	37.4%	9.4	$62.09
Q3 2017	14	61	$22.12	$20.31	8.9%	7.8	$51.06
Total – 12 months	57	325	$24.90	$19.99	24.6%	8.7	$52.08

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2018	24	88	$23.07	n/a	n/a	8.1	$39.36
Q1 2018	12	100	$15.10	n/a	n/a	6.9	$54.54
Q4 2017	28	178	$22.05	n/a	n/a	8.0	$47.28
Q3 2017	25	103	$22.13	n/a	n/a	6.4	$20.88
Total – 12 months	89	469	$20.78	n/a	n/a	7.5	$41.53

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2018 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of June 30, 2018
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2018, of lease expirations scheduled to occur during the remainder of 2018 and each of the nine calendar years from 2019 to 2027 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of June 30, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	132	$11,162	3.2%	$24.59	$11,162	$24.59	454	2.5%	2.3%
2019	402	54,383	15.7%	20.84	54,581	20.92	2,609	14.5%	13.4%
2020	325	35,806	10.4%	19.41	36,415	19.74	1,845	10.3%	9.5%
2021	282	42,774	12.4%	20.58	43,729	21.04	2,078	11.6%	10.6%
2022	303	48,292	14.0%	16.63	49,875	17.17	2,904	16.2%	14.9%
2023	284	44,543	12.9%	18.65	46,848	19.62	2,388	13.3%	12.3%
2024	180	26,573	7.7%	17.91	29,176	19.66	1,484	8.3%	7.7%
2025	103	19,881	5.8%	17.24	21,754	18.87	1,153	6.5%	5.9%
2026	76	15,571	4.5%	21.69	18,010	25.08	718	4.0%	3.7%
2027	80	12,956	3.7%	15.88	14,731	18.05	816	4.6%	4.2%
Thereafter	88	32,066	9.2%	22.76	38,495	27.32	1,409	7.9%	7.2%
Month to month	18	1,568	0.5%	30.15	1,568	30.15	52	0.3%	0.3%
Leased Total	2,273	$345,575	100.0%	$19.29	$366,344	$20.45	17,910	100.0%	92.0%

Leases signed but not commenced	39	$6,915	—	$23.52	$7,811	$26.57	294	—	1.5%
Available							1,258	—	6.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	9	$3,208	0.9%	$22.12	$3,208	$22.12	145	0.8%	0.7%
2019	56	26,620	7.7%	16.69	26,628	16.69	1,595	8.9%	8.2%
2020	41	13,726	4.0%	13.51	13,745	13.53	1,016	5.7%	5.2%
2021	48	22,409	6.5%	16.38	22,581	16.51	1,368	7.6%	7.0%
2022	60	27,208	7.9%	12.54	27,541	12.69	2,170	12.1%	11.1%
2023	57	22,419	6.5%	13.77	22,964	14.11	1,628	9.1%	8.4%
2024	35	11,735	3.4%	11.46	12,497	12.20	1,024	5.7%	5.3%
2025	25	10,534	3.1%	12.38	11,231	13.20	851	4.8%	4.4%
2026	23	8,435	2.4%	17.25	9,324	19.07	489	2.7%	2.5%
2027	15	6,029	1.7%	10.29	6,557	11.19	586	3.3%	3.0%
Thereafter	32	23,940	6.9%	20.08	28,353	23.79	1,192	6.7%	6.1%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	401	$176,263	51.0%	$14.61	$184,629	$15.30	12,064	67.4%	61.9%

Leases signed but not commenced	9	$3,855	—	$19.57	$4,317	$21.91	197	—	1.0%
Available							641	—	3.3%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	123	$7,954	2.3%	$25.74	$7,954	$25.74	309	1.7%	1.6%
2019	346	27,763	8.0%	27.38	27,953	27.57	1,014	5.6%	5.2%
2020	284	22,080	6.4%	26.63	22,670	27.35	829	4.6%	4.3%
2021	234	20,365	5.9%	28.68	21,148	29.79	710	4.0%	3.6%
2022	243	21,084	6.1%	28.72	22,334	30.43	734	4.1%	3.8%
2023	227	22,124	6.4%	29.11	23,884	31.43	760	4.2%	3.9%
2024	145	14,838	4.3%	32.26	16,679	36.26	460	2.6%	2.4%
2025	78	9,347	2.7%	30.95	10,523	34.84	302	1.7%	1.5%
2026	53	7,136	2.1%	31.16	8,686	37.93	229	1.3%	1.2%
2027	65	6,927	2.0%	30.12	8,174	35.54	230	1.3%	1.2%
Thereafter	56	8,126	2.3%	37.45	10,142	46.74	217	1.2%	1.1%
Month to month	18	1,568	0.5%	30.15	1,568	30.15	52	0.3%	0.3%
Leased Total	1,872	$169,312	49.0%	$28.96	$181,715	$31.08	5,846	32.6%	30.1%

Leases signed but not commenced	30	$3,060	—	$31.55	$3,494	$36.02	97	—	0.5%
Available							617	—	3.2%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2018 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and residential units, of which the Company owned 62,000 square feet of managed storage space and 15 residential units as of June 30, 2018.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2018 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and six months ended June 30, 2018 represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and six months ended June 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

2nd Quarter 2018 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,363	—	4,725
Gain on sales of investment properties	—	(116,628)	(34,519)	(157,792)
Depreciation and amortization	43,710	52,325	88,938	105,799
Provision for impairment of investment properties	724	13,034	1,316	13,034
General and administrative expenses	10,274	10,370	22,769	21,583
Interest expense	16,817	21,435	35,582	106,967
Straight-line rental income, net	(1,401)	(919)	(3,880)	(1,260)
Amortization of acquired above and below market lease intangibles, net	(2,354)	(549)	(3,208)	(1,280)
Amortization of lease inducements	246	259	487	582
Lease termination fees, net	1,692	(510)	673	(2,122)
Straight-line ground rent expense	579	677	1,245	1,363
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other income, net	(328)	(451)	(550)	(456)
NOI	80,701	93,666	161,235	191,801
NOI from Other Investment Properties	(4,452)	(18,241)	(8,264)	(40,787)
Same Store NOI	$76,249	$75,425	$152,971	$151,014

2nd Quarter 2018 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	June 30, 2018	December 31, 2017

Mortgages payable, net	$274,267	$287,068
Unsecured notes payable, net	696,055	695,748
Unsecured term loans, net	447,583	547,270
Unsecured revolving line of credit	126,000	216,000
Total	1,543,905	1,746,086
Mortgage premium, net of accumulated amortization	(900)	(1,024)
Mortgage discount, net of accumulated amortization	558	579
Unsecured notes payable discount, net of accumulated amortization	793	853
Capitalized loan fees, net of accumulated amortization	6,064	6,744
Total notional debt	1,550,420	1,753,238
Less: consolidated cash and cash equivalents	(29,125)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,521,295	$1,673,966

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	June 30, 2018	December 31, 2017

Net income	$10,882	$109,924
Interest expense	16,817	18,015
Depreciation and amortization	43,710	46,598
Gain on sales of depreciable investment properties	—	(107,101)
Provision for impairment of depreciable investment properties	724	8,147
EBITDAre	$72,133	$75,583
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$72,133	$75,583
Annualized Adjusted EBITDAre	$288,532	$302,332

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$10,882	$114,763	$52,662	$105,663
Interest expense	16,817	21,435	35,582	106,967
Depreciation and amortization	43,710	52,325	88,938	105,799
Gain on sales of depreciable investment properties	—	(116,628)	(32,340)	(157,792)
Provision for impairment of depreciable investment properties	724	13,034	1,316	13,034
EBITDAre	72,133	84,929	146,158	173,671
Gain on sale of non-depreciable investment property	—	—	(2,179)	—
Impact on earnings from executive separation	—	—	1,737	—
Adjusted EBITDAre	$72,133	$84,929	$145,716	$173,671

2nd Quarter 2018 Supplemental Information	22